                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-2
                             BayCorp Holdings, Ltd.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                             BAYCORP HOLDINGS, LTD.
                       20 INTERNATIONAL DRIVE, SUITE 301
                      PORTSMOUTH, NEW HAMPSHIRE 03801-6809

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 28, 1999

To the Stockholders:

     The Annual Meeting of Stockholders of BayCorp Holdings, Ltd. (the "Company") will be held at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York, on Wednesday, April 28, 1999 at 10:00 a.m., local time, to consider and act upon the following matters:

     1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

     2. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 1, 1999 will be entitled to notice of and to vote at the Meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

     All stockholders are cordially invited to attend the Meeting.

                                            By Order of the Board of Directors,

                                            FRANK W. GETMAN JR.
                                            President and Chief Executive
                                            Officer

Portsmouth, New Hampshire
March 31, 1999

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                             BAYCORP HOLDINGS, LTD.
                       20 INTERNATIONAL DRIVE, SUITE 301
                      PORTSMOUTH, NEW HAMPSHIRE 03801-6809

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 28, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BayCorp Holdings, Ltd. (the "Company") for use at the Annual Meeting of Stockholders to be held on April 28, 1999 and at any adjournment of that meeting (the "Meeting"). All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

     The Company's Annual Report for the fiscal year ended December 31, 1998 (which consists in principal part of the Company's Annual Report on Form 10-K for such year as filed with the Securities and Exchange Commission (the "Commission")) is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about March 31, 1999. A copy of the Exhibits to the Company's Annual Report on Form 10-K for such year will be furnished to any stockholder upon payment of an appropriate processing fee pursuant to a written request sent to the Secretary, BayCorp Holdings, Ltd., 20 International Drive, Suite 301, Portsmouth, New Hampshire 03801-6809.

VOTING SECURITIES AND VOTES REQUIRED

     On March 1, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 8,192,000 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Stockholders are entitled to one vote per share.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall be necessary to constitute a quorum for the transaction of business. Abstentions and "broker non-votes" will be considered as present for quorum purposes but will not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage or a plurality of the votes cast or shares voting on a matter.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting is required for the ratification of the selection of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year.

BAYCORP HOLDINGS, LTD. AS SUCCESSOR TO GREAT BAY POWER CORPORATION

     As a result of a corporate restructuring that was effective on January 24, 1997 (the "Restructuring Date"), the Company's principal asset is its 100% equity interest in Great Bay Power Corporation ("Great Bay"). Unless the context requires otherwise, references in this Proxy Statement to the Company for events and time periods before the Restructuring Date reflect treatment of the Company as the successor to Great Bay.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of February 28, 1999, regarding the ownership of the Company's Common Stock by (i) the only persons known by the Company to own more than five percent of the outstanding shares,
(ii) all directors and nominees of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table (the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group.

                                                           SHARES OF COMMON           PERCENTAGE OF
                    NAME AND ADDRESS                      STOCK BENEFICIALLY           COMMON STOCK
                  OF BENEFICIAL OWNER                          OWNED(1)               OUTSTANDING(2)
                  -------------------                     ------------------          --------------
5% Stockholders
Group consisting of:
  Leon G. Cooperman,
  Omega Capital Partners, L.P.,
  Omega Institutional Partners, L.P. and
  Omega Advisors, Inc. (the "Omega Group")..............      2,710,500(3)                 33.1%
  c/o Omega Advisors, Inc.
  Wall Street Plaza
  88 Pine Street
  New York, NY 10005

Group consisting of:
  Elliott Associates, L.P.,
  Westgate International, L.P. and
  Martley International, Inc.
  (the "Elliott Group").................................      1,987,208(4)                 24.3%
  c/o Elliott Associates, L.P.
  712 Fifth Avenue
  36th Floor
  New York, NY 10019

Group consisting of:
  SC Fundamental Fund, L.P.,
  SC Fundamental Inc.,
  SC Fundamental Value BVI, Inc.,
  Gary N. Siegler and
  Peter M. Collery......................................        830,103(5)                 10.1%
  c/o Siegler, Collery & Co.
  10 East 50th Street
  New York, NY 10022

Group consisting of:
  CNA Financial Corp.,
  Continental Insurance Company and
  Loews Corporation.....................................        667,842(6)                  8.2%
  c/o CNA Financial Corp.
  CNA Plaza
  Chicago, IL 60685

Directors and Executive Officers:
Kenneth A. Buckfire.....................................         42,000(7)                    *
Stanley I. Garnett, II..................................         26,667(8)                    *
Frank W. Getman Jr......................................         78,000(9)                    *
Michael R. Latina.......................................         20,000(10)                   *
Lawrence M. Robbins.....................................      2,730,500(11)                33.1%
John A. Tillinghast.....................................        171,100(12)                 2.1%
All directors and executive officers as a group (6
  individuals)..........................................      3,068,267(10)(11)(13)        37.5%

---------------
   * Less than 1% of the total number of outstanding shares of Common Stock of the Company.

 (1) The number of shares of Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Commission. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power, and also includes any shares which the person or entity has the right to acquire within 60 days after February 28, 1999.

     Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

 (2) Number of shares deemed outstanding includes 8,192,000 shares outstanding as of February 28, 1999, plus any shares subject to options held by the person or entity in question that are currently exercisable or exercisable within 60 days after February 28, 1999.

 (3) Represents holdings based on information provided to the Company by the indicated stockholders and contained in a Schedule 13D filed by the indicated stockholders with the Commission on February 25, 1997. Leon G. Cooperman reported beneficial ownership of 2,710,500 shares, with sole voting and dispositive power with respect to 2,266,520 of such shares and shared voting and dispositive power with respect to 443,980 of such shares. Omega Capital Partners, L.P. ("Omega Capital") reported beneficial ownership of 1,031,760 shares, with sole voting and dispositive power as to all such shares. Omega Institutional Partners, L.P. ("Omega Institutional") reported beneficial ownership of 76,520 shares, with sole voting and dispositive power as to such shares. Omega Advisors, Inc. ("Omega Advisors") reported beneficial ownership of 1,602,220 shares with sole voting and dispositive power with respect to 1,158,240 of such shares and shared voting and dispositive power with respect to 443,980 of such shares. Mr. Cooperman is the managing partner of each of Omega Capital Partners, L.P. and Omega Institutional Partners, L.P. and is the President of Omega Advisors, Inc. These stockholders may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

 (4) The information presented herein is as reported in, and based upon, two Form 4s, each filed with the Commission on February 5, 1998, one by Elliott Associates, L.P., a Delaware limited partnership ("Elliott"), and one by Westgate International, L.P., a Cayman Islands limited partnership ("Westgate"). Elliott reported beneficial ownership of 894,209 shares and Westgate reported beneficial ownership of 1,092,999 shares. In a Schedule 13D filed by the indicated stockholders with the Commission on February 17, 1997, Martley International, Inc., a Delaware corporation and investment manager for Westgate ("Martley"), and Westgate reported shared voting and dispositive power with respect to all shares reported as beneficially owned by Westgate. Mr. Paul E. Singer and Braxton Associates, L.P., a New Jersey limited partnership, which is controlled by Mr. Singer, are the general partners of Elliott. Hambledon, Inc., a Cayman Islands corporation, is the sole general partner of Westgate. Martley expressly disclaimed equitable ownership of and pecuniary interest in any Common Stock. The stockholders identified in this note may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Exchange Act.

 (5) The information presented herein is as reported in, and based upon, written information provided by the indicated stockholders to the Company as of March 12, 1999 (the "1999 Report"). SC Fundamental Value Fund, L.P. ("Fund") reported beneficial ownership of 544,630 shares. SC Fundamental Value BVI Ltd. ("BVI") reported beneficial ownership of 285,473 shares. SC Fundamental Savings Plan ("Plan") reported beneficial ownership of 15,000 shares. In a Schedule 13D filed by the indicated stockholders with the Commission on July 13, 1995 (the "1995 Schedule 13D") with respect to Great Bay Power Corporation, a wholly-owned subsidiary of the Company, Fund identified its general partner as SC Fundamental Inc. ("SC"). According to the 1995 Schedule 13D, Mr. Siegler is a controlling stockholder, president and a director of SC and BVI and Mr. Peter M. Collery is a controlling stockholder, vice president and a director of SC and BVI. According to the 1999 Report, Mr. Collery has shared investment authority over 7,500 shares held by a student sponsorship partnership. Fund, BVI, Plan, and Messrs. Siegler and Collery disclaimed any and all beneficial ownership with respect to the shares held by the student sponsorship partnership. These stockholders may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Exchange Act.

 (6) The information presented herein is as reported in, and based upon, written information provided by Continental Casualty Company and Continental Assurance Company on behalf of Continental Assurance Company Pension Investment Fund as of March 10, 1999 and a Schedule 13G filed by the indicated stockholders with the Commission on February 13, 1998. Each of the indicated stockholders reported beneficial ownership of all of the 667,842 shares with shared voting and dispositive power with respect to all of these shares. Loews Corporation holds in excess of 84% of the equity of CNA Financial Corp., which in turn owns 100% of the equity of Continental Casualty Company, an Illinois domiciled insurance company. Continental Casualty Company is the direct owner of 147,569 shares and Continental Assurance Company is the direct owner of 520,273 shares. The Schedule 13G states that under Illinois Law, assets owned by Continental Casualty Company are solely under the control of the board of directors of the insurer. The characterization of shared dispositive power with the parent holding company is made solely as a consequence of Commission interpretations regarding control of the subsidiary. CNA Financial Corp. and Loews Corporation disclaim beneficial ownership of all shares held by Continental Casualty Company. The stockholders identified in this note may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Exchange Act.

 (7) Includes 40,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan.

 (8) Consists of 26,667 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan.

 (9) Consists of 75,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan.

(10) Consists of 20,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan. Excludes the 1,987,208 shares deemed beneficially owned by the Elliott Group. See footnote (4) above. Mr. Latina is a portfolio manager for Elliott Associates, L.P. Mr. Latina disclaims beneficial ownership of all shares deemed beneficially owned by the Elliott Group.

(11) Includes 2,710,500 shares deemed beneficially owned by the Omega Group. See footnote (3) above. Also includes 20,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan. Mr. Robbins is a general partner of investment partnerships within the Omega Group. Mr. Robbins disclaims beneficial ownership of all shares deemed beneficially owned by the Omega Group.

(12) Includes 165,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan.

(13) Includes 346,667 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy card (John A. Tillinghast and Frank
W. Getman Jr.) will vote to elect the six nominees named below as Directors of the Company unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy card to that effect. Each nominee is presently serving as a director. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

     Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. If for any reason any nominee should become unavailable for election prior to the Meeting, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently expected that any of the nominees will be unavailable.

     Set forth below are the name and age of each person nominated to serve on the Company's Board of Directors and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of February 28, 1999, appears under "Security Ownership of Certain Beneficial Owners and Management."

     KENNETH A. BUCKFIRE, age 40, has served as a director of the Company since November 1994. Mr. Buckfire has been a Managing Director at Wasserstein Perella & Co., Inc. since February 1996. Mr. Buckfire served with Lehman Brothers, Inc. from September 1994 to January 1996 as a Senior Vice President of High Yield Banking and from March 1991 to August 1994 as a Vice President of High Yield Banking. Mr. Buckfire is Chairman of the Board of Directors of WebFacts LLC. Mr. Buckfire holds a B.A. from the University of Michigan and an M.B.A. from Columbia University.

     STANLEY I. GARNETT, age 54, has served as a director of the Company since June 1997. Mr. Garnett has been a senior advisor to PHB Hagler Bailly, an economic and management consulting firm, since September 1998. Mr. Garnett was an Executive Vice President of Florida Progress Corporation, an electric utility, from April 1997 to August 1998. From March 1996 until March 1997, Mr. Garnett was a senior advisor with Putnam, Hayes & Bartlett, an economic and management consulting firm. From September 1981 until December 1995, he was a senior executive at Allegheny Power System, Inc., an electric utility, serving as the company's chief legal officer and CFO from 1990 until December 1995. Mr. Garnett holds a B.A. in Business Administration from Colby College, an M.B.A. from the Wharton Graduate School of Commerce and Finance and a J.D. from New York University School of Law.

     FRANK W. GETMAN JR., age 35, has served as President and Chief Executive Office of the Company and Great Bay since May 1998. From September 1996 until May 1998, Mr. Getman was Chief Operating Officer of the Company and Great Bay. Mr. Getman served as Vice President, Secretary and General Counsel of Great Bay from August 1995 to May 1998. From September 1991 to August 1995, Mr. Getman was an attorney with the law firm of Hale and Dorr LLP, Boston, Massachusetts. Mr. Getman holds J.D. and M.B.A. degrees from Boston College and a B.A. in Political Science from Tufts University.

     MICHAEL R. LATINA, age 26, has served as a director of the Company since February 1999. Mr. Latina has been a portfolio manager for Stonington Management Corporation, an affiliate of Elliott Associates, L.P., since March 1996. Mr. Latina is a director of F-W Oil Interests, Inc., an independent oil and gas exploration and production company, Odyssea Marine, Inc., a marine services company, and Pegasus Drilling Technologies LLC, a provider of drilling tools to the oil and gas and utility industries. He served as a Director of Solid State Geophysical, Inc. from 1996 to 1997 and, from 1994 to 1995, worked as an investment banker with Bear, Stearns & Co., Inc. Mr. Latina holds a B.S. in Finance from New York University's Stern School of Business.

     LAWRENCE M. ROBBINS, age 29, has served as a director of the Company since February 1999. Mr. Robbins is a general partner of Omega Advisors, Inc., where he has been a portfolio manager since January 1995. From July 1992 to January 1995, Mr. Robbins was an analyst and associate at Gleacher & Co., an investment bank specializing in merger and acquisition advisory services. Mr. Robbins is a Certified Public Accountant and graduated from the University of Pennsylvania, earning degrees from the Wharton School and the Moore School of Engineering.

     JOHN A. TILLINGHAST, age 71, has served as a director of the Company since November 1994 and was the Chief Executive Officer of the Company from April 1995 until May 1998. Mr. Tillinghast continues to serve as the Company's Chief Engineer. Since 1987, Mr. Tillinghast has served as President and the sole stockholder of Tillinghast Technology Interests, Inc. ("TILTEC"), a private consulting firm. From 1986 to 1993, Mr. Tillinghast served as Chairman of the Energy Engineering Board of the National Academy of Sciences. He holds an M.S. in Mechanical Engineering from Columbia University.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by such person with respect to the Company.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during 1998, its directors, executive officers and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, except that one of the Company's directors, Kenneth A. Buckfire, did not timely file a Form 4 with the Commission in connection with his receipt on May 5, 1998 of an option to purchase 20,000 shares of the Company's Common Stock, but reported that option grant on a Form 5 filed on February 10, 1999.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met seven times (including by telephone conference and by written consent) during 1998. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

     The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and administers and grants stock options pursuant to the Company's 1996 Stock Option Plan. The Compensation Committee met in March 1998 to review and ratify officer compensation for 1997 and establish compensation policies for 1998. The current members of the Compensation Committee are Messrs. Buckfire, Garnett, Latina and Robbins.

     The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee met in April 1999 to review the results of the audit of fiscal year 1998. The current members of the Audit Committee are Messrs. Buckfire, Garnett, Latina and Robbins.

     The Company has no nominating committee of the Board of Directors.

COMPENSATION OF DIRECTORS

     Employee directors do not receive any compensation for serving on the Board. Non-employee directors receive $2,500 per quarter, plus reasonable expenses. Non-employee directors are also eligible to receive stock option grants in accordance with a formula specified in the 1996 Stock Option Plan.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and the Company's former Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                          ANNUAL COMPENSATION                               AWARDS
                                       --------------------------    OTHER ANNUAL     ------------------
 NAME AND PRINCIPAL POSITION    YEAR   SALARY($)(1)   BONUS($)(1)   COMPENSATION($)   OPTIONS/SARS(#)(2)
 ---------------------------    ----   ------------   -----------   ---------------   ------------------
Frank W. Getman Jr............  1998     $130,045       $50,000         $25,000(3)          93,750(4)
  President and                 1997      100,000        41,163          25,000(3)               0
  Chief Executive Officer       1996      100,000        35,436          25,000(3)          37,500(4)

John A. Tillinghast...........  1998      134,583             0               0            165,000(4)
  Former President and          1997      130,000             0               0                  0
  Chief Executive Officer       1996       95,000             0               0                  0

---------------
(1) Amounts shown represent cash compensation earned by the Named Executive Officers for the fiscal years presented.

(2) The option exercise price is equal to the fair market value of the Common Stock on the date of grant. Mr. Getman also holds a contingent stock appreciation right relating to an option granted under his employment agreement. See "Employment Agreements."

(3) Amount shown represents compensation in the form of partial forgiveness of a loan to Mr. Getman. See "Employment Agreements."

(4) The Company repriced all outstanding options on December 18, 1998. See "Option Repricing."

     Option/SAR Grant Table. The following table sets forth certain information regarding options and SARs granted during 1998 by the Company to its executive officers. All of the options described below were issued in connection with the Company's option repricing on December 18, 1998. See "Option Repricing."

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                                   --------------------------------------------------
                                                PERCENT OF
                                   NUMBER OF      TOTAL                                  POTENTIAL REALIZABLE
                                   SECURITIES    OPTIONS/                               VALUE AT ASSUMED RATES
                                   UNDERLYING      SARS                                     OF STOCK PRICE
                                    OPTIONS/    GRANTED TO                                 APPRECIATION FOR
                                      SARS      EMPLOYEES    EXERCISE OR                    OPTION TERM(2)
                                    GRANTED     IN FISCAL    BASE PRICE    EXPIRATION   -----------------------
              NAME                    (#)          YEAR       ($/SH)(1)       DATE        5%($)        10%($)
              ----                 ----------   ----------   -----------   ----------   ----------   ----------
Frank W. Getman Jr...............    56,250        13.5%        $4.90      8/01/2002     $ 52,752     $112,632
                                     37,500         9.0          4.90      9/16/2006       83,962      199,691

John A. Tillinghast..............   150,000        35.9          4.90      4/24/2002      145,634      308,504
                                     15,000         3.6          4.90      5/05/2005       28,444       65,390

---------------
(1) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant. The exercisability of these options is accelerated upon the occurrence of a change in control (as defined in the 1996 Stock Option Plan). Each executive officer also holds a contingent stock appreciation right relating to his option pursuant to his respective employment agreement. See "Employment Agreements."

(2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the dates the respective options were granted to their expiration dates. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

     Option Exercises and Year-End Values. The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended December 31, 1998 by each of the Company's executive officers and the number and value of unexercised options held by each of the these executive officers on December 31, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED  VALUE OF UNEXERCISED
                                                                     OPTIONS/SARS AT          IN-THE-MONEY
                                                                          FISCAL             OPTIONS/SARS AT
                                                                      YEAR-END(#)(1)      FISCAL YEAR-END($)(2)
                                     SHARES                       ----------------------  ---------------------
                                   ACQUIRED ON   VALUE REALIZED        EXERCISABLE/           EXERCISABLE/
              NAME                 EXERCISE(#)        ($)             UNEXERCISABLE           UNEXERCISABLE
              ----                 -----------   --------------   ----------------------  ---------------------
Frank W. Getman Jr...............       0              0              75,000/18,750               $0/$0
John A. Tillinghast..............       0              0                165,000/0                 $0/$0

---------------
(1) Options granted under the Company's 1996 Stock Option Plan. Each executive officer also holds a contingent stock appreciation right relating to his option pursuant to his respective employment agreement. See "Employment Agreements."

(2) Based on the fair market value of the Common Stock on December 31, 1998 ($3.50).

OPTION REPRICING

     The following table sets forth certain information concerning stock option repricing that occurred on December 18, 1998.

                           TEN-YEAR OPTION REPRICING

                                                  NUMBER OF                                                           LENGTH OF
                                                 SECURITIES    NUMBER OF    MARKET PRICE     EXERCISE                  ORIGINAL
                                                 UNDERLYING    SECURITIES   OF STOCK AT      PRICE AT                OPTION TERM
                                                   OPTIONS     UNDERLYING     TIME OF        TIME OF        NEW      REMAINING AT
                                                 REPRICED OR      NEW       REPRICING OR   REPRICING OR   EXERCISE     DATE OF
                                                   AMENDED      OPTIONS      AMENDMENT      AMENDMENT      PRICE     REPRICING OR
         NAME AND POSITION              DATE         (#)          (#)           ($)            ($)          ($)       AMENDMENT
         -----------------            --------   -----------   ----------   ------------   ------------   --------   ------------
Frank W. Getman Jr..................  12/18/98       2,211        1,658        $4.25          $8.50        $4.90      43 months
  President and                       12/18/98      27,211       20,408         4.25           8.50         4.90      43 months
  Chief Executive Officer             12/18/98      45,579       34,184         4.25           8.50         4.90      43 months
                                      12/18/98      25,000       18,750         4.25           8.00         4.90      93 months
                                      12/18/98      25,000       18,750         4.25           8.00         4.90      93 months

John A. Tillinghast.................  12/18/98      27,211       20,408         4.25           8.00         4.90      40 months
  Former President and                12/18/98     165,579      124,184         4.25           8.00         4.90      40 months
  Chief Executive Officer             12/18/98       7,210        5,408         4.25           8.00         4.90      76 months
                                      12/18/98      20,000       15,000         4.25           7.25         4.90      76 months

COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

     In late November and early December 1998, the Compensation Committee became concerned that the Company's outstanding stock options might not continue to provide the incentive and retention function for which those options originally had been issued. This concern arose because the price of the Company's stock declined from $8 when the Company last issued stock options to employees in April 1996 to approximately $4.50 in early December 1998. In response to this concern, the Compensation Committee analyzed the Company's existing stock options and reviewed stock option repricing strategies. The Committee recognized that, given stock prices between $4.38 and $4.75 during the first half of December 1998, the option exercise price of all of BayCorp's outstanding options exceeded the then-current market price by 70% to 100% of the then-current market price.

     The Compensation Committee learned that other companies confronted with exclusively out-of-the-money options adjusted stock options in order to continue to motivate their employees. The Committee also concluded that the loss of key employees could have a significant adverse impact on the Company's performance. In addition, the Committee recognized that option repricing could provide the Company with an opportunity to reduce the number of outstanding options.

     Based on these considerations, on December 3, 1998, the Compensation Committee determined that it was in the best interests of the Company and its stockholders to restore the incentive nature of outstanding options held by employees (including executive officers) and directors by offering these optionholders the opportunity to exchange their options for new options as follows: (i) each employee (other than employee directors) forfeited his or her outstanding options and received replacement options with an exercise price equal to the average closing price of the Company's Common Stock over the two week period ended December 18, 1998 ($4.45), (ii) each non-employee director forfeited one-third of the total number of options he held and received replacement options with an exercise price equal to 110% of the average closing price of the Company's Common Stock over the two week period ended December 18, 1998 (110% of $4.45, or $4.90) and (iii) each employee director forfeited one-fourth of the total number of options he held and also received replacement options with an exercise price of $4.90. All other terms and conditions applicable to the outstanding options remained the same, except that each of Messrs. Getman and Tillinghast further agreed to delay the exercise date of 20,408 otherwise-exercisable options until January 1, 1999. All of the Company's optionholders elected to participate in the option repricing.

                                            COMPENSATION COMMITTEE

                                            Kenneth A. Buckfire
                                            Stanley I. Garnett
                                            Michael R. Latina
                                            Lawrence M. Robbins

EMPLOYMENT AGREEMENTS

     On May 5, 1998, the Company entered into an employment agreement with Frank
W. Getman Jr. (the "Getman Employment Agreement") pursuant to which Mr. Getman agreed to serve as the Company's President and Chief Executive Officer through July 31, 2000. The Getman Employment Agreement provides for an initial annual salary of $150,000 with an increase to $160,000 after May 5, 1999. In addition, the Company loaned Mr. Getman $25,000 on May 5, 1998 to purchase the Company's Common Stock. The Company will forgive $12,500 of the loan on each of May 5, 1999 and May 5, 2000, so long as Mr. Getman remains employed by the Company on that date. If Mr. Getman's employment is terminated for cause (as defined in the Getman Employment Agreement) or by Mr. Getman, he has agreed to repay to the Company the outstanding principal amount of such loan at such time, less any amounts forgiven by the Company, plus interest accrued on such adjusted principal amount since May 5, 1998 at an interest rate of 6% per year.

     If Mr. Getman's employment with the Company terminates in a "Qualifying Termination" in connection with a "Change in Control" (each as defined in the Getman Employment Agreement), (i) Mr. Getman is entitled to receive in cash an amount equal to the greater of the sum of his annual salary from the date of termination until the date of expiration of the Getman Employment Agreement or twice his annual salary (excluding loan forgiveness) at the date of such Change in Control; (ii) the outstanding loan amount, to the extent not forgiven, shall be immediately forgiven; and (iii) all outstanding stock options shall become immediately exercisable. Under certain circumstances identified in the Getman Employment Agreement, the Company may be required to pay to Mr. Getman additional compensation such that the total of the amounts payable under clause
(i) above and the value of Mr. Getman's options (as defined in the Getman Employment Agreement) is $500,000. A Qualifying Termination will be treated as having occurred if, prior to the second anniversary of a Change in Control, (i) Mr. Getman's employment is terminated other than for cause or (ii) Mr. Getman voluntarily resigns following, generally, any material impairment or material adverse change in his working conditions, authority, position or compensation as compared with that in effect immediately prior to the Change in Control.

     On May 5, 1998, the Company entered into an employment agreement with John
A. Tillinghast (the "Tillinghast Employment Agreement") pursuant to which Mr. Tillinghast agreed to serve as Chairman of the Company's Board of Directors and Chief Engineer through May 5, 2000. Under the agreement, Mr. Tillinghast will work for approximately 400 hours per year and will be paid $250 per hour. Additionally, the Tillinghast Employment Agreement contains a one year trailing non-solicitation and noncompetition covenant.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers. Currently, the Company's only executive officer is its President and Chief Executive Officer. The objectives of the Company's executive compensation program are to establish compensation levels designed to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company so as to enhance stockholder value. Stock options granted under the 1996 Stock Option Plan are a key component of the executive compensation program and are intended to provide executives with an equity interest in the

Company so as to link a meaningful portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

     In May 1998, the Compensation Committee approved a new employment agreement with Frank W. Getman Jr. pursuant to which Mr. Getman agreed to serve as the President and Chief Executive Officer of the Company at an annual salary of $150,000 through May 4, 1999 and $160,000 for the following year. See "Employment Agreements." The Committee determined Mr. Getman's compensation based on their judgment of Mr. Getman's historical and expected contributions to the Company and the value of his experience and knowledge of the Company's industry.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and each of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Based on the compensation awarded to Mr. Getman, it does not appear that the Section 162(m) limitation will have any impact on the Company in the near term. While the Committee does not currently intend to qualify its incentive awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

                                            COMPENSATION COMMITTEE

                                            Kenneth A. Buckfire
                                            Stanley I. Garnett
                                            Michael R. Latina
                                            Lawrence M. Robbins

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Company's Compensation Committee are Messrs. Buckfire, Garnett, Latina and Robbins. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Company.

STOCK PERFORMANCE GRAPH

     The following graph compares cumulative total stockholder return on the Company's Common Stock and in the case of periods before the Restructuring Date, on the Common Stock of Great Bay Power Corporation, the Company's predecessor and currently a wholly owned subsidiary of the Company, with the cumulative total return for the S&P 500 Stock Index and the Philadelphia Stock Exchange Utility Index. Great Bay's Common Stock was first registered under Section 12 of the Exchange Act on April 17, 1995. This graph assumes the investment of $100 on April 17, 1995 in Great Bay's Common Stock, the S&P 500 Stock Index and UTY Philadelphia Stock Exchange Utility Index and assumes dividends are reinvested. Measurement points are at April 17, 1995, December 31, 1995, December 31, 1996, December 31, 1997 and December 31, 1998.

                         COMPARATIVE TOTAL RETURNS (1)
             BAYCORP HOLDINGS, LTD.(2), S&P 500, UTY UTILITY INDEX
                (PERFORMANCE RESULTS THROUGH DECEMBER 31, 1998)

                                                 BAYCORP HOLDINGS, LTD.              S&P 500                    UTY INDEX
                                                 ----------------------              -------                    ---------
'4/17/95'                                                100.00                      100.00                      100.00
'12/31/95'                                               114.29                      123.29                      117.97
'12/31/96'                                               119.64                      152.36                      109.03
'12/31/97'                                                94.64                      203.21                      131.75
'12/31/98'                                                50.00                      251.42                      148.18

---------------
(1) Assumes $100 invested at the close of trading on April 17, 1995 in the Common Stock of Great Bay Power Corporation (the Company's predecessor and currently a wholly owned subsidiary of the Company), the S&P 500, and the UTY Utility Index. Cumulative total return assumes reinvestment of dividends.

(2) For purposes of this chart, BayCorp Holdings, Ltd. is treated as the successor to Great Bay Power Corporation. Trading of BayCorp Holdings, Ltd. Common Stock commenced on January 28, 1997.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Arthur Andersen LLP, independent public accountants, as accountants of the Company for the fiscal year ending December 31, 1999. Although stockholder approval of the Board of Directors' selection of Arthur Andersen

LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board of Directors will reconsider its selection of Arthur Andersen LLP.

     A representative of Arthur Andersen LLP is expected to be present at the Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal office in Portsmouth, New Hampshire not later than November 30, 1999 for inclusion in the proxy statement for that meeting.

                                            By Order of the Board of Directors,

                                            FRANK W. GETMAN JR.,
                                            President and Chief Executive
                                            Officer

March 31, 1999

     THE MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                             BAYCORP HOLDINGS, LTD.

     PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 28, 1999
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
             COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE TO
                    AMERICAN STOCK TRANSFER & TRUST COMPANY

The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John A. Tillinghast and Frank W. Getman Jr., each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of BAYCORP HOLDINGS, LTD. (the "Company") to be held at the American Stock Exchange, 86 Trinity Place, New York, New York on Wednesday, April 28, 1999, at 10:00 a.m., Eastern Standard Time, and any adjourned session thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. The shares represented by this Proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal, this proxy will be voted for such proposal. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

                                                                   -----------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                   -----------

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE


                                     NOMINEES: Kenneth A. Buckfire
                    FOR    WITHHELD            Stanley I. Garnett                                              FOR  AGAINST  ABSTAIN
1.) To elect the    [ ]      [ ]               Frank W. Getman Jr.    2.) To ratify the appointment of Arthur  [ ]     [ ]     [ ]
    following                                  Michael R. Latina          Andersen LLP as the Company's
    Directors:                                 Lawrence M. Robbins        independent public accountants for
                                               John A. Tillinghast        the current fiscal year.

For, except withheld from the following nominee(s):                   3.) To transact such other business as   [ ]     [ ]     [ ]
                                                                          may properly come before the meeting
                                                                          or any  adjournment thereof.
------------------------------------------------------


                                                                                      Mark box at right if you plan to attend  [ ]
                                                                                      the meeting

                                                                                      Mark box at right if comments or address [ ]
                                                                                      change have been noted on the reverse
                                                                                      side of this card


STOCKHOLDER ______________________________________________ DATE ________________

CO-HOLDER (IF ANY) _______________________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.